UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

Crossroads Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 349-0300

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 regarding the Protective Amendment (as defined below) is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Crossroads Systems, Inc. (the “Company”), the Company’s stockholders approved (i) an amendment to the Company’s 2010 Stock Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock subject to the Plan from 3,750,000 shares to 5,250,000 shares; and (ii) an amendment to the Plan to make certain corporate governance and other changes and the re-approval of the material terms of the performance goals included in the Plan. A copy of the Plan reflecting these amendments is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2015, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to amend the Certificate of Incorporation to include a protective amendment designed to protect the tax benefits of the Company’s net operating loss carryforwards (the “Protective Amendment”). The Protective Amendment was approved by the Company’s stockholders at the Annual Meeting held on April 24, 2015, as described in more detail below.

The Protective Amendment restricts certain transfers of the Company’s common stock in order to protect the tax benefits of the Company’s net operating loss carryforwards. The Protective Amendment’s transfer restrictions generally restrict any direct or indirect transfers of the Company’s common stock that increase the direct or indirect ownership of the Company’s common stock by any Person (as defined in the Protective Amendment) from less than 4.99% to 4.99% or more of the Company’s common stock, or increase the percentage of the Company’s common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of the Company’s common stock. Further, any direct or indirect transfer attempted in violation of the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee. The foregoing description of the Protective Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Protective Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting held on April 24, 2015: (i) the election of five directors to serve until the Company’s 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) the ratification of the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015; (iii) the approval of the Protective Amendment; (iv) the approval of the Company’s Tax Benefit Preservation Plan (a shareholder rights plan) designed to protect the tax benefits of the Company’s net operating loss carryforwards; (v) the approval of an amendment to the Plan to increase the number of shares of the Company’s common stock subject to the Plan from 3,750,000 shares to 5,250,000 shares; and (vi) the approval of an amendment to the Plan to make certain corporate governance and other changes and the re-approval of the material terms of the performance goals included in the Plan. The number of shares of the Company’s common stock and Series F convertible preferred stock outstanding and eligible to vote as of March 13, 2015, the record date for the Annual Meeting, was 22,431,154.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders. Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Director Nominees	For	Withheld
Richard K. Coleman, Jr.	11,431,677	127,019
Jeffrey E. Eberwein	11,431,315	127,381
Don Pearce	11,474,191	84,505
Robert G. Pearse	11,494,352	64,344
Galen Vetter	11,496,677	62,019

Proposal 2	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PMB Helin Donovan, LLP	14,743,061	5,088	7,628	-

Proposal 3	For	Against	Abstain	Broker Non-Votes
Approval of the Protective Amendment	11,481,639	67,204	9,853	3,197,081

Proposal 4	For	Against	Abstain	Broker Non-Votes
Approval of the Tax Benefit Preservation Plan	11,490,631	67,204	861	3,197,081

Proposal 5	For	Against	Abstain	Broker Non-Votes
Approval of an amendment to the 2010 Stock Incentive Plan to increase the number of shares	11,196,723	345,227	16,746	3,197,081

Proposal 6	For	Against	Abstain	Broker Non-Votes
Approval of an amendment to the 2010 Stock Incentive Plan to make certain corporate governance and other changes and the re-approval of the material terms of the performance goals included in the 2010 Stock Incentive Plan	11,272,222	240,389	46,085	3,197,081

Item 9.01.        Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation.
10.1	2010 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: April 28, 2015	By:	/s/ Jennifer Crane
		Name:	Jennifer Crane
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation.
10.1	2010 Stock Incentive Plan, as amended.